AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1998
                                                  REGISTRATION NO. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933.

                                ----------------


                              CHS ELECTRONICS, INC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            FLORIDA                                             87-0435376
-------------------------------                           ----------------------
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

                              2000 N.W. 84TH AVENUE
                              MIAMI, FLORIDA 33122
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                    ----------------------------------------
                            (Full title of the Plan)

                                   CRAIG TOLL
        VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
                              CHS ELECTRONICS, INC.
                              2000 N.W. 84TH AVENUE
                              MIAMI, FLORIDA 33122
        ----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 908-7200
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              PAUL BERKOWITZ, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0685
                             ------------------------


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
           TITLE OF SECURITIES                AMOUNT TO BE         PROPOSED MAXIMUM            PROPOSED               AMOUNT OF
            TO BE REGISTERED                 REGISTERED (1)         OFFERING PRICE         MAXIMUM AGGREGATE      REGISTRATION FEE
                                                                       PER SHARE          OFFERING PRICE (2)
====================================================================================================================================
COMMON STOCK,                                    250,000               $16.5313               $4,132,825            $1,219.18
  $.001 PAR VALUE......................          SHARES
====================================================================================================================================

(1) The Common Stock being registered relates to option grants to be undertaken in the future, with option exercise prices to be determined.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 13, 1998, a date within five business days prior to the date of filing of this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1997; and

         (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-03864) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         4.1      Registrant's Amended and Restated Articles of Incorporation
                  (1)

         4.2      Registrant's Amended and Restated Bylaws (2)

         4.3      Registrant's 1998 Employee Stock Purchase Plan (3)

         5.1      Opinion of Greenberg Traurig, P.A.

         23.1     Consent of Grant Thornton LLP

         23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)


         24.1 Power of Attorney is included in the Signatures section of this Registration Statement


----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 8-B transmitted to the Commission on March 23, 1996.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Form 8-B transmitted to the Commission on March 23, 1996.

(3) Incorporated by reference to Exhibit D filed with the Registrant's Proxy Statement on Schedule 14A transmitted to the Commission on April 30, 1998.

         See "Exhibit Index" on page II-4 below.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on August 20, 1998.

                                      CHS ELECTRONICS, INC..

                                      By: /S/ CLAUDIO OSORIO
                                         ---------------------------------------
                                          Claudio Osorio
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Claudio Osorio and Craig Toll his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        TITLE                            DATE
               ---------                                        -----                            ----
 /S/ CLAUDIO OSORIO
---------------------------------------             Chairman of the Board, President             August 20, 1998
         Claudio Osorio                             and Director

 /S/ ANTONIO BOCCALANDRO                            Chief Officer of Mergers and                 August 20, 1998
---------------------------------------
         Antonio Boccalandro                        Acquisitions, Secretary and Director

 /S/ CRAIG TOLL
---------------------------------------             Vice President of Finance,
         Craig Toll                                 Chief Financial Officer and Treasurer        August 20, 1998

 /S/ CARSTEN FRANK
---------------------------------------             Executive Vice President -- Asian            August 20, 1998
         Carsten Frank                              Region and Director

 /S/ OTTO GERLACH
---------------------------------------             Director                                     August 20, 1998
         Otto Gerlach

 /S/ ZBYNEK KRAUS
---------------------------------------             General Manager of Czech Republic            August 20, 1998
         Zbynek Kraus                               Operations and Director

/S/ PIERINO LARDI
--------------------------------------              Director                                     August 20, 1998
         Pierino Lardi

/S/ DONALD D. WINSTEAD
---------------------------------------             Director                                     August 20, 1998
         Donald D. Winstead

/S/ OFER MAGEN
---------------------------------------             Executive Vice President - Karma             August 20, 1998
         Ofer Magen                                 Region and Director

                                  EXHIBIT INDEX

      EXHIBIT                                                                                     SEQUENTIAL
      NUMBER                           DESCRIPTION                                  PAGE NO.
      ------                           -----------                                  --------

         4.1      Registrant's Amended and Restated Articles of Incorporation
                  (1)

         4.2      Registrant's Amended and Restated Bylaws (2)

         4.3      Registrant's 1998 Employee Stock Purchase Plan (3)

         5.1      Opinion of Greenberg Traurig, P.A.

         23.1     Consent of Grant Thornton LLP

         23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

         24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 8-B transmitted to the Commission on March 23, 1996.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Form 8-B transmitted to the Commission on March 23, 1996.

(3) Incorporated by reference to Exhibit D filed with the Registrant's Proxy Statement on Schedule 14A transmitted to the Commission on April 30, 1998.